UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005 (August 11, 2005)

                Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant's telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 11, 2005, Revlon, Inc. issued a press release announcing that its wholly-owned subsidiary, Revlon Consumer Products Corporation ("RCPC"), priced its previously-announced private placement of $80 million principal amount of additional 9½% Senior Notes due 2011 (the "Notes") at 95.25% of par. The Notes will constitute a further issuance of, be of the same series as, and will vote on any matters submitted to noteholders with, the $310 million principal amount of 9½% Senior Notes due 2011 issued by RCPC under an indenture dated as of March 16, 2005. The private placement is expected to close on August 16, 2005.

The net proceeds from the private placement are expected to be used (i) to help fund the Company's previously-announced strategic growth initiatives and for general corporate purposes, and (ii) to pay fees and expenses incurred in connection with the private placement.

The closing of the private placement is subject to customary closing conditions and there can be no assurances that the private placement will be consummated.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 11, 2005, announcing the pricing of a private placement of additional 9½% Senior Notes due 2011 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Securities and Exchange Commission on August 11, 2005)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Robert K. Kretzman Name: Robert K. Kretzman Title: Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Date: August 11, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 11, 2005, announcing the pricing of a private placement of additional 9½% Senior Notes due 2011 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon Consumer Products Corporation filed with the Securities and Exchange Commission on August 11, 2005)